APPOINTMENT OF PROXY

MERIT DIVERSIFIED INTERNATIONAL, Inc.
Special Meeting of Stockholders
August 18, 1997


 The undersigned hereby appoints THE BOARD OF DIRECTORS and each of them (with full power to act without the other), the true and lawful proxies of the undersigned, each having full power to substitute, to represent the undersigned and vote all shares of stock of MERIT DIVERSIFIED INTERNATIONAL, Inc. (the Company) which the undersigned would be entitled to vote id personally present at the Special Meeting of the Stockholders (the Meeting) of MERIT DIVERSIFIED INTERNATIONAL, Inc., to be held:

       	                    	At:	The Holiday Inn
			                              3131 Bristol Street
			                              Costa Mesa, California

                           	 On:	August 18, 1997 @ 10:30 AM (local time)

FOR [ ] WITHHOLD [ ] ratification of the acquisition and merger with GLOBAL RESOURCES & TECHNOLOGY, Inc., by the Company.

	THIS PROXY IS SOLICITATED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR [ ] WITHOLD [ ] THE RATIFICATION OF ACQUISITION & MERGER WITH GLOBAL RESOURCES & TECHNOLOGY, Inc.

	All other proxies heretofore given by the undersigned to vote shares of stock of MERIT DIVERSIFIED INTERNATIONAL, Inc., which would be entitled to vote if personally present at said meeting or any adjournment thereof; are hereby, expressly revoked. This proxy may be revoked at anytime prior to the voting hereof.

NOTE: Please date this proxy and sign it exactly as name or names appear on your shares. If signing as an attorney, executor, administrator, guardian or trustee, please give full title as such. If a Corporation, please sign full corporate name by duly authorized officer or officers, affix corporate seal and attach a certified copy of resolution or bylaws.


Signed by:



______________________   __________      _____________________   __________
         		    Date		        	    Date

MERIT DIVERSIFIED INTERNATIONAL, Inc.
4570 Campus Drive
Newport Beach, CA  92660  USA
(714) 252-2121

Dear Stockholders:
	Our Stockholders meeting will be held:
	At:	The Holiday Inn		(Meeting Room)
	   	3131 Bristol Street		(NW corner of Bristol / 405)
	   	Costa Mesa, California
	   	(714) 557-3000

	On:	August 18, 1997
   		10:30 AM

	We have acquired contracts for numerous sites in Beijing and Xian in the Peoples Republic of China and will be involved in Environmental Clean-up and land development as the site are cleaned. Our pending merger, with Global Resources and Technology, Inc. is awaiting your approval.

	Your input will be important and hope that you can attend.


	In the event, you are unable to attend, please fill in the following:

		Name: ____________________________________________________

		Address: _________________________________________________

		City: ______________________________  State: _____________

		I am in favor of the merger [   ]  yes   [   ]  no

		Mail your vote back to (within the next 30 days):
			Mr. Dwight Mallette
			Merit Diversified International, Inc.
			4570 Campus Drive
			Newport Beach, CA   92660  USA

					Sincerely,



					_________________________________
					   Dwight Mallette,  Secretary